EXHIBIT 99.1

PRESS RELEASE
Source: Steel Partners Holdings L.P.

Steel Partners Holdings Reports Third Quarter Financial Results and Outlook

NEW YORK, N.Y., November 12, 2019 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the third quarter and nine months ended September 30, 2019.

Revenue for the 2019 third quarter decreased to $396.3 million from $405.3 million for the same period in 2018. Income before income taxes and equity method investments for the 2019 third quarter was $12.8 million, as compared to a loss of $7.7 million for the same period in 2018. Net loss attributable to the Company's common unitholders for the 2019 third quarter was $2.9 million, or $0.12 per common unit, as compared to a loss of $6.1 million, or $0.23 per common unit, for the same period in 2018.

Revenue for the nine months ended September 30, 2019 decreased to $1,197.6 million from $1,206.0 million for the same period in 2018. Income before income taxes and equity method investments for the nine months ended September 30, 2019 was $64.8 million, as compared to $2.4 million for the same period in 2018. Net income attributable to the Company's common unitholders for the nine months ended September 30, 2019 was $33.9 million, or $1.08 per diluted common unit, as compared to a loss of $2.1 million, or $0.08 per common unit, for the same period in 2018.

The Company generated $53.2 million and $142.6 million adjusted EBITDA for the three and nine months ended September 30, 2019, respectively, as compared to $46.3 million and $145.1 million for the same periods in 2018, respectively. The Company is presenting Adjusted EBITDA to assist investors with their understanding of Steel Partners' results of operations and financial condition. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

As a result of continued declines in the performance of its Packaging business, the Company recorded non-cash goodwill impairment charges totaling $41.9 million during the three months ended September 30, 2019. The Company, in consultation with its Board of Directors, continues to review strategic alternatives with respect to the Packaging business. Accordingly, the Company may be required to record further non-cash impairment and related charges in future periods.

"Our Financial Services and Energy segments continue to provide consistently good gains," said Warren Lichtenstein, Executive Chairman of Steel Partners. "With the continued challenges and significant deterioration in market conditions we face within our Packaging business, we are focused on immediate actions to reduce costs and improve cash flows. Our remaining Diversified Industrial businesses continue to perform well, with an especially strong performance during the third quarter in our Joining Materials and Building Materials businesses. We remain focused on improvements to deliver long term sustainable growth to all our stakeholders and expect to see results from our cost reduction and facility rationalization initiatives as we look forward to 2020."

2019 Outlook

Based on current information, Steel Partners expects full 2019 year revenue between $1.5 billion and $1.6 billion and Adjusted EBITDA between $178 million and $186 million, which has been adjusted downward from our prior guidance of $185 million and $196 million. The revised outlook reflects our lower expectations, primarily within our Packaging business.

(Financial Tables on Following Pages)

Financial Tables

Financial Summary (unaudited)

(in thousands, except per common unit)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$396,342	$405,319	$1,197,598	$1,206,001
Costs and expenses, excluding realized and unrealized (gains) losses on securities	413,811	390,589	1,201,481	1,155,560
Realized and unrealized (gains) losses on securities, net	(30,234)	22,416	(68,720)	48,029
Total costs and expenses	383,577	413,005	1,132,761	1,203,589
Income (loss) before income taxes and equity method investments	12,765	(7,686)	64,837	2,412
Income tax provision	13,674	104	31,353	9,040
Loss (income) of associated companies, net of taxes	1,855	(1,599)	(408)	(5,141)
Net (loss) income	(2,764)	(6,191)	33,892	(1,487)
Net (income) loss attributable to noncontrolling interests in consolidated entities	(114)	96	(29)	(644)
Net (loss) income attributable to common unitholders	$(2,878)	$(6,095)	$33,863	$(2,131)

Net (loss) income per common unit - basic	$(0.12)	$(0.23)	$1.36	$(0.08)
Net (loss) income per common unit - diluted	$(0.12)	$(0.23)	$1.08	$(0.08)
Capital expenditures	$10,928	$11,618	$29,108	$33,597

Balance Sheet Data (September 30, 2019 unaudited)

(in thousands, except common and preferred units)	September 30,	December 31,
	2019	2018
Cash and cash equivalents	$112,133	$334,884
WebBank cash and cash equivalents	97,499	281,566
Cash and cash equivalents, excluding WebBank	14,634	53,318
Marketable securities	1,097	1,439
Long-term investments	311,511	258,044
Total debt	418,777	481,989
Preferred unit liability, including current portion of $38,898 and $0, respectively	183,703	180,340
Common units outstanding	25,011,142	25,294,003
Preferred units outstanding	7,927,288	7,927,288

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income	$(2,764)	$(6,191)	$33,892	$(1,487)
Income tax provision	13,674	104	31,353	9,040
Income (loss) before income taxes	10,910	(6,087)	65,245	7,553
Add (Deduct):
Loss (income) of associated companies, net of taxes	1,855	(1,599)	(408)	(5,141)
Realized and unrealized (gains) losses on securities, net	(30,234)	22,416	(68,720)	48,029
Interest expense	10,323	10,615	32,086	28,314
Depreciation	12,720	14,020	37,007	37,168
Amortization	5,644	7,591	16,748	22,764
Non-cash goodwill impairment charges	41,853	—	41,853	—
Non-cash asset impairment charges	725	—	915	—
Non-cash pension expense	2,167	309	5,909	2,089
Non-cash equity-based compensation	243	137	634	507
Amortization of fair value adjustments to acquisition-date inventories	—	—	—	891
Other items, net	(3,025)	(1,119)	11,294	2,946
Adjusted EBITDA	$53,181	$46,283	$142,563	$145,120

Segment Results (unaudited)

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Diversified industrial	$306,382	$322,571	$947,080	$988,587
Energy	44,147	50,343	126,665	134,008
Financial services	45,813	32,405	123,853	83,406
Total revenue	$396,342	$405,319	$1,197,598	$1,206,001

(Loss) income before interest expense and income taxes:
Diversified industrial	$(26,536)	$14,274	$2,855	$57,978
Energy	1,378	(1,144)	800	(5,748)
Financial services	20,230	13,923	47,394	35,533
Corporate and other	26,161	(22,525)	46,282	(51,896)
Income before interest expense and income taxes	21,233	4,528	97,331	35,867
Interest expense	10,323	10,615	32,086	28,314
Income tax provision	13,674	104	31,353	9,040
Net (loss) income	$(2,764)	$(6,191)	$33,892	$(1,487)

Loss (income) of associated companies, net of taxes:
Corporate and other	$1,855	$(1,599)	$(408)	$(5,141)
Total	$1,855	$(1,599)	$(408)	$(5,141)

Segment depreciation and amortization:
Diversified industrial	$13,904	$16,370	$40,158	$44,320
Energy	4,309	5,107	13,174	15,212
Financial services	110	102	309	303
Corporate and other	41	32	114	97
Total depreciation and amortization	$18,364	$21,611	$53,755	$59,932

Segment Adjusted EBITDA:
Diversified industrial	$32,250	$31,902	$93,280	$109,407
Energy	5,591	4,020	13,936	9,404
Financial services	17,725	14,050	45,014	36,989
Corporate and other	(2,385)	(3,689)	(9,667)	(10,680)
Total Adjusted EBITDA	$53,181	$46,283	$142,563	$145,120

During the three and nine months ended September 30, 2019, the Company's investment gains and losses, including income or loss of associated companies, have been classified in its Corporate and Other segment and interest expense, excluding the Financial Services segment's finance interest expense, has been removed from the measurement of segment results. Comparable 2018 balances have been reclassified to conform with the current year presentation.

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about SPLP, its business and its financial condition. The Company defines Adjusted EBITDA as net income or loss before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or loss, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

•	Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;

•	Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing SPLP.

The Company reconciles Adjusted EBITDA to net income or loss, which does not include amounts reported under U.S. GAAP related to noncontrolling interests in consolidated entities, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, except for changes made in accordance with the new accounting pronouncements adopted during 2019, as discussed in Note 1 - "Nature of the Business and Basis of Presentation" and Note 3 - "Leases" to the Company's Form 10-Q filed with the SEC.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2019 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SPLP's need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company and its affiliates will not be able to compete successfully, the possible volatility of the Company's common or preferred unit price and the potential fluctuation in its operating results. Although SPLP believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarterly period ended September 30, 2019, for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact:    Steel Partners Holdings L.P.
Jennifer Golembeske, 212-520-2300
jgolembeske@steelpartners.com